UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 17, 2010

Benihana Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26396	65-0538630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8685 Northwest 53rd Terrace, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(305) 593-0770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement

On August 16, 2010, Benihana Inc. (the “Company”) entered into a definitive agreement (the “Agreement”) with Coliseum Capital Partners, L.P., a Delaware limited partnership, Coliseum Capital Management, LLC, a Delaware limited liability company, Coliseum Capital, LLC, a Delaware limited liability company, Blackwell Partners, LLC, a Georgia limited liability company, Adam Gray and Christopher Shackelton (collectively, the “Coliseum Capital Group”). Pursuant to the Agreement, the Company will nominate Adam Gray for election at the Company’s 2010 Annual Meeting as a Class A Stock director and will recommend that the Company’s stockholders vote in favor of the election of Mr. Gray as the Company’s Class A Stock director at the 2010 Annual Meeting.  The Agreement further provides that the Company will reimburse the Coliseum Capital Group up to $250,000 for its reasonable, documented out-of-pocket expenses incurred in connection with its nomination of Mr. Gray as a Class A Stock director and related matters. In addition, the agreement also provides that, if Mr. Gray is elected at the Annual Meeting, Mr. Gray will be appointed as a member of the Nominating and Governance Committee, the Compensation Committee, the Audit Committee and any other committee of the Board that is formed or to which responsibility is delegated for the purpose of evaluating the Company’s strategic alternatives or any material financing, acquisition, sale, disposition or other material transaction provided that Mr. Gray meets Nasdaq independence eligibility criteria for such committees. The Company also agreed that the Nominating and Governance Committee will nominate for election at the 2011 annual meeting, as a Class I Common Stock director to fill the directorship that is currently vacant, a person that is “independent” pursuant to Nasdaq listing standards and otherwise has no relationship with any affiliate of the Company.

As a consequence of the Agreement, the Coliseum Capital Group has agreed to cease its proxy solicitation activities in connection with the 2010 Annual Meeting and will vote all shares of Company Common Stock beneficially owned by it in favor of the Company’s nominees for election as directors at the 2010 Annual Meeting.

This description is qualified in its entirety by reference to a copy of the document filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit

10.1
Agreement entered into as of August 16, 2010 between Benihana Inc. and Coliseum Capital Partners, L.P., a Delaware limited liability company, Coliseum Capital Partners, L.P., a Delaware limited partnership, Coliseum Capital Management, LLC, a Delaware limited liability company, Coliseum Capital, LLC, a Delaware limited liability company, Blackwell Partners, LLC, a Georgia limited liability company, Adam Gray and Christopher Shackelton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

Dated: August 17, 2010	By:	/s/ Richard C. Stockinger
Richard C. Stockinger
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1
Agreement entered into as of August 16, 2010 between Benihana Inc. and Coliseum Capital Partners, L.P., a Delaware limited liability company, Coliseum Capital Partners, L.P., a Delaware limited partnership, Coliseum Capital Management, LLC, a Delaware limited liability company, Coliseum Capital, LLC, a Delaware limited liability company, Blackwell Partners, LLC, a Georgia limited liability company, Adam Gray and Christopher Shackelton